EXHIBIT 10.9

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION. THIS NOTE MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED UNDER THE ACT AND UNDER THE LAWS OF THE STATES WHERE EACH SALE IS MADE, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER.

PROMISSORY NOTE

FOR VALUE RECEIVED, Cannabis Kinetics Corp., a Nevada corporation with an address at 3240 W. 71st Avenue, Unit 5, Westminster, CO, 80030 (the "Borrower"), hereby promises to pay to the order of Glamis Capital SA (the "Holder"), with an address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960, the aggregate principal amount of the Loan (as defined below) which is outstanding from time to time and evidenced hereby plus interest thereon as set forth below.

Until January 30, 2015, upon at least three (3) business days' prior written notice to the Holder, the Borrower may borrow from the Holder, from time to time, any amount in increments of up to $350,000 and the Holder may advance to the Borrower such amount that is so requested by the Borrower; provided, however, that the aggregate principal amount outstanding under this Note shall not exceed $1,500,000 at any given time and the Holder shall not be obligated to make any advances if an Event of Default has occurred and is continuing. Furthermore, prior to providing any such advances, the Holder may require the Borrower to submit any documentation requested, including without limitation, a use of proceeds schedule, and the Holder shall have the right, in its sole and absolute discretion, for any reason, not to make the requested advance.

The principal amount borrowed and outstanding under this Note is sometimes referred to herein as the "Loan".

Interest shall accrue on the outstanding principal amount of this Note at the rate of eight percent (8%) per annum (the "Interest Rate"), beginning on the date of this Note until this Note is paid in full. The principal amount of the Loan and all accrued and unpaid interest shall be due and payable on the Maturity Date (as defined below). Upon the occurrence and during the continuance of any Event of Default (as defined below), the amounts then due and payable under this Note (including the entire principal and accrued interest if such payments are accelerated at the election of the Holder) shall bear interest equal to the lesser of (a) the maximum amount permitted to be charged under applicable law or (b) fifteen (15%) percent per annum from the due date thereof until paid in full or such Event of Default has been cured or waived (the "Default Interest Rate").

1

The Loan and all accrued interest thereon shall be due and payable on the earlier to occur of (the "Maturity Date") (i) January 15, 2016; (ii) an issuance by the Borrower or an acquisition of voting securities of the Borrower by any entity or person, immediately after which such entity or person has beneficial ownership of thirty percent (30%) or more of the then outstanding shares or the combined voting power of the Borrower’s then outstanding voting securities; (iii) the individuals who, as of the date hereof, are members of the Board of Directors of the Borrower, cease for any reason to constitute at least two-thirds of the members of the Board; (iv) a merger, consolidation or other business combination with or into another company; or (v) the sale or other disposition of all or substantially all of the assets of the Borrower.

The following additional terms shall apply to this Note:

ARTICLE I

GENERAL

1.1 Payments. On the first business day of each quarter hereafter, commencing on August 31, 2015 and continuing every three months thereafter until the Maturity Date, Borrower shall pay to Holder, in immediately available funds, accrued interest on the Principal Amount at the Interest Rate, computed on a per annum basis of 360 days and actual days elapsed in the period for which such interest is payable.

1.2 Records. The amount, date and unpaid balance of the Loan shall be as evidenced by the applicable books and records of the Holder, which shall be conclusive evidence thereof in the absence of manifest error. The Holder is hereby authorized to endorse such particulars of the Loan on the grid attached hereto.

1.3 Payment on Non-Business Day. If this Note, or any payment hereunder, falls due on a Saturday, Sunday or a Nevada public holiday, this Note shall fall due or such payment shall be made on the next succeeding business day and such additional time shall be included in the computation of any interest payable hereunder.

1.4 Cost of Collection. If any payment due hereunder is not paid when due, the Borrower agrees to pay all costs of collection, including attorney's fees and expenses, all of which shall be added to the amount due hereunder, such charges to bear interest at the Default Interest Rate. In addition, if this Note is referred by Holder to any attorney for collection, the Borrower shall pay all attorney fees and expenses incurred by Holder therefor.

1.5 Prepayment. The Borrower may prepay all or part of the Loan and all accrued interest thereof without penalty or premium.

2

ARTICLE II

EVENTS OF DEFAULT

The occurrence of any of the following events of default (each an "Event of Default") shall, at the option of the Holder, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable:

2.1 The Borrower fails to pay the principal of this Note or interest hereon when due.

2.2 The Borrower breaches any material covenant or other material term or condition of this Note.

2.3 Any representation or warranty of the Borrower made herein or in any certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

2.4 The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for its or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.5 Any money judgment, writ or similar process shall be entered or filed against Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

2.6 Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

2.7 Any event or condition shall occur which shall result in a default under any agreement between the Borrower and another person.

2.8 Any event or condition shall occur which results in the acceleration of the maturity of any debt owed by the Borrower or enables or, with the giving of notice or lapse of time or both, would enable the holder of such debt or any person acting on such holder’s behalf to accelerate the maturity thereof.

3

ARTICLE III

REPRESENTATIONS OF BORROWER

Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Holder that:

3.1 Organization, Good Standing and Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

3.2 Authorization. All organizational action on the part of the Borrower, its officers and directors necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Borrower hereunder has been taken and the Note constitutes valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

3.3 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Borrower is required in connection with the consummation of the transactions contemplated by this Note.

3.4 Compliance with Other Instruments. The Borrower is not in violation or default of any provisions of its Certificate of Incorporation or By-laws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of any federal or state statute, rule or regulation applicable to the Borrower. The execution, delivery and performance of this Note and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Borrower.

4

ARTICLE IV

MISCELLANEOUS

4.1 Failure or Indulgency Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices or other communications given or made hereunder shall be in writing and shall be deemed delivered the day such notice is delivered by personal service or mailed by overnight courier to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section 4.2: (i) if to the Borrower, to same at the address of Borrower set forth above, and (ii) if to the Holder, to the address of Holder set forth above.

4.3 Amendment. This Note shall only be amended by a writing signed by both parties hereto.

4.4 Assignability. The Borrower may not directly or indirectly assign the rights and obligations under this Note to a third party without the prior written consent of the Holder. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

4.5 Governing Law. This Note shall be deemed to be made under and shall be construed in accordance with the laws of the State of Nevada without giving effect to the principals of conflict of laws thereof. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the courts sitting in Nevada, and any appellate court from any thereof, in respect of any action, suit or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Note, or in any court referred to above. Each of the parties further hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit proceeding in any such court and waives any other right to which it may be entitled on account of its place of residence or domicile. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHT THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

5

4.6 Unconditional Obligation; Waiver. The obligations hereunder are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and shall be directly and promptly liable for the payment of all sums owing and to be owing hereunder, regardless of, and without any notice, diligence, act or omission with respect to, the collection of any amount called for hereunder.

4.7 Construction and Joint Preparation. This Note shall be construed to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this Note, and this Note therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Note shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Note. The Borrower hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Note. The headings contained in this Note are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note.

4.8 Counterparts. This Note may be executed in counterparts and by facsimile or other electronic means, each of which shall be an original, but all of which shall be deemed to constitute one instrument.

6

IN WITNESS WHEREOF, each of the parties has caused this Note to be signed in its name by its duly authorized officer on this 5th day of December, 2014.

CANNABIS KINETICS CORP.

By:	/s/ Eric Hagen
Name:	Eric Hagen
Title:	President

GLAMIS CAPITAL SA

By:	/s/ Kenneth Ciappala
Name:	Kenneth Ciappala
Title:	President

7

GRID for PROMISSORY NOTE

Date	Amount Advanced
December 5, 2014	$75,000

December 10, 2014	$75,000

8